VARIABLE ANNUITY CONSUMER PRODUCTS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS

Constellation Brands, Inc. —

99.6%

Class A*

16,713

$

295,319

Hansen Natural Corp.*†

8,140

287,342

Procter & Gamble Co.

36,859 $

2,582,710

PepsiAmericas, Inc.†

11,140

________

284,404

Coca-Cola Co.

33,279

2,025,693

Total Common Stocks

PepsiCo, Inc.

25,604

1,848,609

(Cost $28,856,492)

________

33,843,440

Philip Morris International

Face

Market

Inc.*

27,502

1,391,051

Amount

Value

Unilever NV†

40,180

1,355,271

REPURCHASE AGREEMENTS

Diageo PLC — SP ADR†

15,820

1,286,482

0.3%

Kraft Foods, Inc. — Class A†

38,971

1,208,491

Collateralized by U.S. Treasury

Colgate-Palmolive Co.

14,055

1,095,025

Obligations

Anheuser-Busch Cos., Inc.

20,967

994,884

Lehman Brothers Holdings,

Kimberly-Clark Corp.

13,858

894,534

Inc. issued 03/31/08 at

Archer-Daniels-Midland Co.

20,876

859,256

1.15% due 04/01/08

102,968

102,968

Cadbury Schweppes PLC — SP

________

ADR

18,970

838,853

Total Repurchase Agreements

Kellogg Co.

15,556

817,623

(Cost $102,967)

________

102,968

General Mills, Inc.

13,650

817,362

SECURITIES LENDING COLLATERAL 16.2%

Sysco Corp.

25,814

749,122

Investment in Securities Lending Short

Avon Products, Inc.

18,836

744,776

Term

Kroger Co.†

28,417

721,792

Investment Portfolio Held

Reynolds American, Inc.†

11,642

687,227

by U.S. Bank

5,527,361

5,527,361

H.J. Heinz Co.†

14,604

685,950

Total Securities Lending Collateral

WM Wrigley Jr Co.†

10,658

669,749

(Cost $5,527,361)

5,527,361

Campbell Soup Co.†

18,871

640,671

Total Investments 116.1%

Altria Group, Inc.

28,612

635,186

(Cost $34,486,820)

$

_________

39,473,769

ConAgra Foods, Inc.

25,582

612,689

Safeway Inc.†

20,416

599,210

Liabilities in Excess of Other

Coca-Cola Enterprises, Inc.†

24,029

581,502

Assets – (16.1)%

$

(5,484,400)

_________

Sara Lee Corp.†

38,495

538,160

Net Assets – 100.0%

$

33,989,369

UST, Inc.†

9,219

502,620

*

Non-Income Producing Security.

All or a portion of this security is on loan at March 31,

Molson Coors Brewing Co. —

†

2008

Class B†

9,514

500,151

ADR - American Depository Receipt

Clorox Co.

8,281

469,036

Bunge Ltd.†

5,380

467,414

SUPERVALU, INC.

15,336

459,773

Loews Corp. - Carolina Group

6,206

450,245

Hershey Co.†

11,821

445,297

Pepsi Bottling Group, Inc.†

12,947

439,033

Estee Lauder Cos., Inc. —

Class A†

9,532

437,042

Hormel Foods Corp.

10,220

425,765

Tyson Foods, Inc. — Class A

25,043

399,436

Energizer Holdings, Inc.*

4,080

369,158

McCormick & Co., Inc.

9,804

362,454

Whole Foods Market, Inc.†

10,821

356,768

Brown-Forman Corp. — Class

B†

5,380

356,264

Church & Dwight Co., Inc.†

6,040

327,610

Smithfield Foods, Inc.*†

12,672

326,431

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